Exhibit 10.3

Dated as of June 21, 2006

Israel Growth Partners Acquisition Corp.

Yahalom Tower, 28th Floor

3a Zabotinski Street

Ramat Gan 52520

Israel

HCFP/Brenner Securities LLC

888 Seventh Avenue, 17th Floor

New York, New York 10106

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned officer, director and security holder of Israel Growth Partners Acquisition Corp. (the “Company”), in consideration of HCFP/Brenner Securities LLC’s (“Brenner”) willingness to underwrite an initial public offering of the securities of the Company (the “IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 10 hereof):

1. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO (such later date being referred to herein as the “Termination Date”)), the undersigned shall (i) take all such action reasonably within its power as is necessary to (a) dissolve the Company and distribute the Trust Fund to holders of the shares of Class B common stock sold in the Company’s IPO as soon as reasonably practicable, and after approval of the Company’s stockholders and subject to the requirements of the Delaware General Corporation Law (the “GCL”), including voting for the adoption of a resolution by the Board, on or prior to such Termination Date, pursuant to Section 275(a) of the GCL, which shall deem the dissolution of the Company advisable and (b) cause to be prepared such notices as are required by said Section 275(a) of the GCL as promptly thereafter as possible, and (ii) vote his shares in favor of any plan of dissolution recommended by the Company’s board of directors. If the Company does not consummate a Business Combination by the Termination Date, the undersigned hereby agrees, with respect to any plan of dissolution, to take all such action reasonably within its power to (x) cause the board of directors to convene, adopt a plan of dissolution, which the undersigned will vote to recommend to stockholders, and (y) on or prior to such date cause the Company to prepare and file a proxy statement with the Securities and Exchange Commission setting out the plan of dissolution. If the Company seeks approval from its stockholders to consummate a Business Combination within 90 days of the expiration of 24 months from the Effective Date, the undersigned agrees to take all such action reasonably within its power to ensure that the proxy statement related to such Business Combination will also seek stockholder approval for the plan of dissolution in the event the stockholders do not approve the Business Combination. If no

Israel Growth Partners Acquisition Corp.

HCFP/Brenner Securities LLC

June 21, 2006

proxy statement seeking the approval of the stockholders for a Business Combination has been filed within 30 days prior to the date which is 24 months from the date of the IPO, the undersigned agrees, prior to such date to take all such action reasonably within its power as is necessary to convene and adopt a plan of dissolution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. The undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such liquidation with respect to his Insider Securities (each a “Claim”) and hereby waives any Claim he may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, or by any target business, only in the event that such vendor, other person or target business did not execute an agreement waiving any right, title, interest or claim of any kind in or to any amounts held in the Trust Fund, and only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund; provided, however, that such indemnification obligation shall not extend to claims of target businesses brought under Israeli law or in Israeli courts.

2. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Fund following stockholder approval of a plan of dissolution or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Brenner that the business combination is fair to the Company’s stockholders from a financial perspective.

4. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation or fees of any kind, including finder’s and consulting fees, prior to, or for services they rendered in order to effectuate, the Business Combination. The undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

Israel Growth Partners Acquisition Corp.

HCFP/Brenner Securities LLC

June 21, 2006

5. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6. The undersigned agrees not to sell any of his Insider Securities until the Company’s completion of a Business Combination.

7. The undersigned agrees to be the Executive Vice President, Chief Financial Officer and a member of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund following stockholder approval of a plan of dissolution. The undersigned’s biographical information furnished to the Company and Brenner and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation

S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Brenner is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the Executive Vice President, Chief Financial Officer and a member of the Board of Directors of the Company.

9. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Brenner and its legal representatives or agents (including any investigative search firm retained by Brenner) any information they may have about the undersigned’s background and finances (“Information”). Neither Brenner nor its agents shall be violating my right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection. Brenner shall only use such Information for the limited purpose of reviewing the history and

Israel Growth Partners Acquisition Corp.

HCFP/Brenner Securities LLC

June 21, 2006

background of the undersigned in connection with his position as an officer, director or securityholder of the Company and shall keep such Information confidential and shall use its best efforts to cause any of its employees and other authorized persons, who have access to such Information, to observe the same restrictions described herein.

10. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and securityholders of the Company immediately prior to the IPO; (iii) “Insider Securities” shall mean all of the shares of common stock, Class W Warrants and Class Z Warrants (and all shares of common stock underlying such securities) of the Company owned by an Insider prior to the IPO; and (iv) “Trust Fund” shall mean that portion of the net proceeds of the IPO placed in trust for the benefit of the holders of the shares of Class B common stock issued in the Company’s IPO as contemplated by the Company’s prospectus relating to the IPO.

Dror Gad Print Name of Insider

/s/ Dror Gad
Signature

Exhibit A

Dror Gad has been our Executive Vice President, Chief Financial Officer and Director since our inception. In January 2003, Mr. Gad founded Danash Management and Investments, an advisory business focused on the Israeli technology sector and has served as its Chairman since its formation. From 2000 until December 2002, Mr. Gad was the Chief Executive Officer of TechnoPlus Ventures Ltd., an Israeli venture capital investment company, listed on the Tel Aviv Stock Exchange. From 1997 to 1999, Mr. Gad served as a Vice President of the Property and Building Corporation, a Tel Aviv Stock Exchange listed company and subsidiary of the IDB Group, where he formed and headed the Project Finance Division. From 1995 to 1997, Mr. Gad served as an assistant to the Chief Executive Officer of IDB Holdings Corporation Ltd., a Tel Aviv Stock Exchange listed company. From 1984 to 1993, Mr. Gad served as a pilot in the Israeli Airforce, where he held various positions. Mr. Gad retired with the rank of Major (res.) and is an active F-16 pilot. From 1993 to 1995, Mr. Gad attended Tel Aviv University, from which he received a B.A., cum laude, in Economics and Management. Mr. Gad also received an Executive M.B.A. from the Kellogg-Recanati International program, a joint program of Northwestern University and Tel Aviv University.